Exhibit 1.2



                      RECKSON OPERATING PARTNERSHIP, L.P.
                       (a Delaware limited partnership)


                                Debt Securities


                                TERMS AGREEMENT


                                                               August 10, 2004



To:      Reckson Operating Partnership, L.P.
         c/o Reckson Associates Realty Corp.
         225 Broadhollow Road
         Melville, New York  11747

Ladies and Gentlemen:

     We understand that Reckson Operating Partnership, L.P. (the "Operating Partnership") proposes to issue and sell $150,000,000 in aggregate principal amount of its 5.875% Notes due August 15, 2014 (the "Notes"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective aggregate principal amount of Notes set forth below opposite their names at the purchase price set forth below.


                                                      Aggregate Principal
        Underwriter                                     Amount Of Notes
        -----------                                     ---------------
Citigroup Global Markets Inc.                              $44,000,000
J.P. Morgan Securities Inc.                                $44,000,000
UBS Securities LLC                                         $44,000,000
BNY Capital Markets, Inc.                                   $3,000,000
Deutsche Bank Securities Inc.                               $3,000,000
McDonald Investments Inc.                                   $3,000,000
PNC Capital Markets, Inc.                                   $3,000,000
Scotia Capital (USA) Inc.                                   $3,000,000
Wachovia Capital Markets, LLC                               $3,000,000
Total:                                                     $150,000,000
                                                           ============

        The Notes shall have the following terms:


Title:                              5.875% Notes due 2014

Rank: The Notes will be unsecured obligations and will rank equally with each other and with all of our other unsecured senior indebtedness, except that the Notes will be effectively subordinated to all of our secured debt and to all liabilities of our subsidiaries.

Ratings                             Ba1 by Moody's Investors Service
                                    BBB- by Standard & Poor's

Aggregate Principal Amount:         $150,000,000

Aggregate Principal Amount of
Option Notes:                       N/A

Initial public offering price: 99.151% of the principal amount, plus accrued interest or amortized original issue discount amount, if any, from the date of issuance.

Purchase price: 98.501% of the principal amount, plus accrued interest or amortized original issue discount amount, if any, from the date of issuance (payable in same day funds).

Interest rate:                      The interest rate for the Notes is 5.875%.

Interest Payment Dates:             Interest on the Notes is payable
                                    semi-annually in arrears on February 15
                                    and August 15 of each year, commencing
                                    February 15, 2005.

Maturity Dates:                     The Notes will mature on August 15, 2014.

Redemption provisions:              The Notes are redeemable at any time at
                                    the option of the Operating Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed, (ii) unpaid interest accrued thereon to the redemption date and (iii) the Make-Whole
                                    Amount, if any, with respect to such
                                    Notes.

Sinking Fund requirements:          N/A

Conversion provisions:              N/A

Other terms and conditions:         N/A

Closing date and location:          August 13, 2004 at the offices of Sidley
                                    Austin Brown & Wood LLP, 787 Seventh
                                    Avenue, New York, New York 10019.



     All of the provisions contained in the document attached as Annex I hereto entitled "RECKSON OPERATING PARTNERSHIP, L.P. -- Debt Securities -- UNDERWRITING AGREEMENT" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than 5 o'clock p.m. (New York City time) on August 10, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                  Very truly yours,


                                  J.P. MORGAN SECURITIES INC.

                                  By:    /s/ Carl Mehldau
                                     -----------------------------
                                         Name:  Carl Mehldau
                                         Title:  Vice President


                                  CITIGROUP GLOBAL MARKETS INC.

                                  By:    /s/ Mark Chu
                                     ------------------------------
                                         Name:  Mark Chu
                                         Title:  Vice President


                                  UBS SECURITIES LLC

                                  By:    /s/ Christopher Forshner
                                        -----------------------------
                                         Name:  Christopher Forshner
                                         Title:  Managing Director

                                        ------------------------------
                                        /s/ Ryan Donovan


     Acting on behalf of themselves and as Representatives for the other named Underwriters.

Accepted:

RECKSON OPERATING PARTNERSHIP, L.P.


By:     RECKSON ASSOCIATES REALTY CORP., its sole general partner


By:     /s/ Michael Maturo
        ------------------------------------
        Name:  Michael Maturo
        Title:  Executive Vice President and
                Chief Financial Officer